Exhibit 24


                             AEP TEXAS NORTH COMPANY

                  I, Thomas G. Berkemeyer, Assistant Secretary of AEP TEXAS NORTH COMPANY, HEREBY CERTIFY that the following constitutes a true and exact copy of the resolutions duly adopted by the affirmative vote of a majority of the Board of Directors of said Company at a meeting of said Board duly and legally held on January 23, 2003, at which meeting a quorum of the Board of Directors of said Company was present and voting throughout. I further certify that said resolutions have not been altered, amended or rescinded, and that they are presently in full force and effect.
                  GIVEN under my hand this ____ day of July, 2003.


                                                  /s/ Thomas G. Berkemeyer______
                                                      Assistant Secretary


                             AEP TEXAS NORTH COMPANY
                                January 23, 2003

                  The Chairman outlined a proposed financing program through December 31, 2003 of the Company involving the issuance and sale, either at competitive bidding, through a negotiated public offering with one or more agents or underwriters or through private placement, of up to $500,000,000 (or its equivalent in another currency or composite currency) aggregate principal amount of debt securities comprised of unsecured senior or subordinated debentures, unsecured promissory notes or other unsecured debt instruments, including debt securities that may be exchangeable into or for the debt securities of the Company, in one or more new series, each series to have a maturity of not more than 50 years ("Debt Securities"). The Debt Securities may be convertible or exchangeable into other securities of the Company or another company and may have the benefit of a sinking fund.

                  The Chairman explained that it was proposed that the proceeds to be received in connection with the proposed sale of Debt Securities would be added to the general funds of the Company and used for general corporate purposes, including to repay long and short-term debt at or prior to maturity.

                  Thereupon, on motion duly made and seconded, it was unanimously

                           RESOLVED, that the proposed financing program of this
                  Company, as outlined at this meeting, be, and the same hereby is, in all respects ratified, confirmed and approved; and further

                           RESOLVED, that the proper officers of this Company
                  be, and they hereby are, authorized to take all steps necessary, or in their opinion desirable, to carry out the financing program outlined at this meeting.

                  The Chairman stated that the Company has executed and filed an application with Securities and Exchange Commission ("SEC") seeking authorization for the issuance of $500,000,000 of Debt Securities through March 31, 2006. He then stated that it may be necessary to file one or more registration statements on Form S-3 or exchange registration statements on Form S-4 (together with Form S-3 registration statements, "Registration Statements"), pursuant to the applicable provisions of the Securities Act of 1933, as amended, and to register or qualify (i) the securities to be sold or resold pursuant to such financing program or (ii) the securities to be exchanged for any securities sold in private placements pursuant to such financing program.

                  Thereupon, on motion duly made and seconded, it was unanimously

                           RESOLVED, that with respect to the proposed financing
                  program approved at this meeting, the actions taken by the officers of this Company in connection with the execution and filing on behalf of the Company of the necessary application with the SEC be, and they hereby are, ratified, confirmed and approved in all respects; and further

                           RESOLVED, that the proper officers of this Company
                  be, and they hereby are, authorized to execute and file with the SEC on behalf of the Company one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended; and further

                           RESOLVED, that it is desirable and in the best
                  interest of the Company that the Debt Securities be qualified or registered for sale in various jurisdictions; that the Chairman of the Board, the Vice Chairman of the Board, the President, the Vice President, the Treasurer or any Assistant Treasurer and the Secretary or an Assistant Secretary hereby are authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Debt Securities of the Company as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and further

                           RESOLVED, that the proper officers of this Company
                  be, and they hereby are, authorized and directed to take any and all further action in connection therewith, including the execution and filing of such amendment or amendments, supplement or supplements and exhibit or exhibits thereto as the officers of this Company may deem necessary or desirable.

                  The Chairman indicated to the meeting that it may be desirable that the Debt Securities be listed on the New York Stock Exchange and in connection with any such application, to register the Debt Securities under the Securities Exchange Act of 1934, as amended.

                  Thereupon, it was, on motion duly made and seconded, unanimously

                           RESOLVED, that the officers of this Company be, and
                  they hereby are, authorized, in their discretion, to make one or more applications, on behalf of this Company, to the New York Stock Exchange for the listing of up to $500,000,000 aggregate principal amount of Debt Securities; and further

                           RESOLVED, that Henry W. Fayne, Armando A. Pena and
                  Geoffrey S. Chatas, or any one of them, be, and they hereby are, designated to appear before the New York Stock Exchange with full authority to make such changes in any such application or any agreements relating thereto as may be necessary or advisable to conform with the requirements for listing; and further

                           RESOLVED, that the proper officers be, and they
                  hereby are, authorized to execute and file, on behalf of this Company, one or more applications for the registration of up to $500,000,000 aggregate principal amount of Debt Securities with the SEC pursuant to the provisions of the Securities Exchange Act of 1934, as amended, in such form as the officers of this Company executing the same may determine; and further

                           RESOLVED, that the Chairman of the Board, the Vice
                  Chairman of the Board, the President, the Vice President, the Treasurer or any Assistant Treasurer and the Secretary or an Assistant Secretary be, and each of them hereby is, authorized, in the event any said application for listing is made, to execute and deliver on behalf of this Company an indemnity agreement in such form, with such changes therein as the officers executing the same may approve, their execution to be conclusive evidence of such approval; and further

                           RESOLVED, that the Chairman of the Board, the Vice
                  Chairman of the Board, the President, the Vice President, the Treasurer or any Assistant Treasurer be, and each of them hereby is, authorized to take any other action and to execute any other documents that in their judgment may be necessary or desirable in connection with listing the Debt Securities on the New York Stock Exchange.

                  The Chairman further stated that, in connection with the filing with the SEC of one or more Registration Statements relating to the proposed issuance and sale or exchange of up to $500,000,000 of Debt Securities, there may be filed with the SEC a Power of Attorney, to be executed by the officers and directors of this Company appointing true and lawful attorneys to act in connection with the filing of such Registration Statement(s) and any and all amendments thereto.

                  Thereupon, on motion duly made and seconded, the following preambles and resolutions were unanimously adopted:

                           WHEREAS, the Company proposes to file with the SEC
                  one or more Registration Statements for the registration pursuant to the applicable provisions of the Securities Act of 1933, as amended, of up to $500,000,000 aggregate principal amount of Debt Securities, in one or more new series, each series to have a maturity of not less than nine months and not more than 50 years; and

                           WHEREAS, in connection with said Registration
                  Statement(s), there may be filed with the SEC a Power of Attorney, to be executed by certain of the officers and directors of this Company appointing E. Linn Draper, Jr., Susan Tomasky, Armando A. Pena and Geoffrey S. Chatas, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

                           NOW, THEREFORE, BE IT

                           RESOLVED, that each and every one of said officers
                  and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

                           RESOLVED, that any and all action hereafter taken by
                  any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

                           RESOLVED, that said Registration Statement(s) and any
                  amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.

                  The Chairman advised the meeting that it was proposed to designate independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Debt Securities proposed to be issued and sold in connection with the proposed financing program of the Company.

                  Thereupon, on motion duly made and seconded, it was unanimously

                           RESOLVED, that Dewey Ballantine LLP be, and said firm
                  hereby is, designated as independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Debt Securities of this Company proposed to be issued and sold in connection with the proposed financing program of this Company.

                  The Chairman stated that it may be desirable to enter into one or more treasury hedge agreements, such as a treasury lock agreement, treasury put option or interest rate collar agreement ("Treasury Hedge Agreements") with counterparties having a long-term unsecured debt rating determined to be investment grade by a major rating agency ("Approved Counterparties") to protect against future interest rate movements in connection with the issuance of the Debt Securities. He recommended that the Board authorize the appropriate officers of the Company to enter into one or more Treasury Hedge

Agreements, provided that the amount covered by any Treasury Hedge Agreement would not exceed the principal amount of Debt Securities the Company anticipates offering.

                  Thereupon, it was, on motion duly made and seconded, unanimously

                           RESOLVED, that the Chairman of the Board, the Vice
                  Chairman of the Board, the President, the Vice President, the Treasurer or any Assistant Treasurer of this Company be, and each of them hereby is, authorized to execute and deliver to Approved Counterparties in the name and on behalf of this Company, one or more Treasury Hedge Agreements in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval, provided that the amount covered by any Treasury Hedge Agreement would not exceed the principal amount of Debt Securities the Company anticipates offering; and further

                           RESOLVED, that the proper officers of the Company be,
                  and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

                  The Chairman stated that it may be desirable to enter into one or more interest rate management agreements, such as interest rate swaps, caps, collars, floors, options, structured notes or similar products or transactions involving the purchase and sale, including short sales, of U.S. Treasury obligations ("Interest Rate Management Agreements"), in each case to manage and minimize interest costs. The transactions will be for a fixed period and a stated principal amount and may be for underlying fixed or variable obligations of the Company. He recommended that the Board authorize the appropriate officers of the Company to enter into one or more Interest Rate Management Agreements, with Approved Counterparties.


                  Thereupon, it was, on motion duly made and seconded, unanimously

                           RESOLVED, that the Chairman of the Board, the Vice
                  Chairman of the Board, the President, the Vice President, the Treasurer or any Assistant Treasurer of this Company be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, one or more Interest Rate Management Agreements in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval, with Approved Counterparties; and further

                           RESOLVED, that the proper officers of the Company be,
                  and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

                  The Chairman explained that, with respect to the issuance of up to $500,000,000 of Debt Securities through one or more agents under a medium term note program, the Company could enter into a Selling Agency Agreement. He recommended that the Board authorize the appropriate officers of the Company to enter into such Selling Agency Agreement with securities dealers yet to be determined.

                  Thereupon, upon motion duly made and seconded, it was unanimously

                           RESOLVED, that the Chairman of the Board, the Vice
                  Chairman of the Board, the President, the Vice President, the Treasurer or any Assistant Treasurer of this Company be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, a Selling Agency Agreement with such securities dealers in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; and further

                           RESOLVED, that the proper officers of the Company be,
                  and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

                  The Chairman next explained that the Company could also enter into an underwriting agreement or purchase agreement (together with any underwriting agreement, "Underwriting Agreement") with certain underwriters, under which the underwriters may purchase up to $500,000,000 aggregate principal amount of Debt Securities. He recommended that the Board authorize the appropriate officers of the Company to enter into an Underwriting Agreement and determine the purchase price of the Debt Securities, provided that the price shall not be less than 95% (including compensation to the underwriters) of the aggregate principal amount of the Debt Securities.

                  Thereupon, it was, on motion duly made and seconded, unanimously

                           RESOLVED, that the Chairman of the Board, the Vice
                  Chairman of the Board, the President, the Vice President, the Treasurer or an Assistant Treasurer of this Company be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, an Underwriting Agreement in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval, provided that the purchase price of the Debt Securities shall not be less than 95% (including compensation to the underwriters) of the aggregate principal amount of the Debt Securities; and further

                           RESOLVED, that the proper officers of the Company be,
                  and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

                  The Chairman stated to the meeting that it was necessary that the Board authorize the execution and delivery of an Indenture to be entered into between the Company and a trustee satisfying the qualification for such under any applicable law ("Approved Trustee") or any successor trustee\

("Indenture") to provide for the issuance of Debt Securities, in an unlimited aggregate principal amount to be issued from time to time in one or more series.

         Thereupon, it was, on motion duly made and seconded, unanimously

                           RESOLVED, that the Chairman of the Board, the Vice
                  Chairman of the Board, the President, the Vice President, the Treasurer or any Assistant Treasurer and the Secretary or an Assistant Secretary of this Company be, and they hereby are, authorized to execute and deliver in the name and on behalf of this Company, the Indenture in such form as shall be approved by the officers executing the same, such execution to be conclusive evidence of such approval; and that the trustee is hereby approved and appointed as trustee under such Indenture.

                  The Chairman then stated to the meeting that, in order to enable the Company to perform its obligations under any Underwriting Agreement and any Selling Agency Agreement approved at this meeting providing for the sale of up to $500,000,000 aggregate principal amount of Debt Securities, which may include a put option or a call option or both, it was necessary that the Board authorize the execution and delivery of one or more Company Orders or Supplemental Indentures to the Indenture between the Company and the Approved Trustee, in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval. The terms of each series of Debt Securities will be established under a Company Order or a Supplemental Indenture. The interest rate, maturity and certain other terms have not yet been determined. The Chairman recommended that the Board authorize the appropriate officers of the Company to determine the financial terms and conditions of the Debt Securities, including, without limitation, (i) the principal amount of the Debt Securities to be sold in each offering; (ii) the interest or method of determining the interest on the Debt Securities; (iii) the maturity (which shall not exceed 50 years from the date of issuance) and redemption provisions of the Debt Securities; and (iv) such other terms and conditions as are contemplated or permitted by the Indenture or a Supplemental Indenture. The interest rate applicable to the Debt Securities would not exceed the greater of (i) 450 basis points over United States Treasury securities of comparable maturity or (ii) a gross spread over United States Treasury securities that is consistent with similar securities having comparable maturities and credit quality issued by other companies.

                  Thereupon, it was, on motion duly made and seconded, unanimously

                           RESOLVED, that the Chairman of the Board, the Vice
                  Chairman of the Board, the President, the Vice President, the Treasurer or any Assistant Treasurer and the Secretary or any Assistant Secretary be, and they hereby are, authorized to create up to $500,000,000 aggregate principal amount of Debt Securities to be issued under the Indenture and one or more Company Orders or Supplemental Indentures, in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval, and with such financial terms and conditions as determined by appropriate officers of this Company, pursuant to the Indenture and one or more Company Orders or Supplemental Indentures, and with an interest rate that would not exceed the greater of 450 basis points over United States Treasury securities of comparable maturity or a gross spread over

                  United States Treasury securities that is consistent with similar securities having comparable maturities and credit quality issued by other companies, and to specify the maturity, redemption or tender provisions and other terms, at the time of issuance thereof with the maturity not to exceed 50 years; and further

                           RESOLVED, that the Chairman of the Board, the Vice
                  Chairman of the Board, the President, the Vice President, the Treasurer or any Assistant Treasurer and the Secretary or any Assistant Secretary be, and they hereby are, authorized and directed to execute and deliver, on behalf of this Company, one or more Company Orders or Supplemental Indentures, specifying the designation, terms, redemption provisions and other provisions of the Debt Securities and providing for the creation of each series of Debt Securities, in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; that the Approved Trustee is hereby requested to join in the execution of any Company Order or Supplemental Indenture, as Trustee; and further

                           RESOLVED, that the Chairman of the Board, the Vice
                  Chairman of the Board, the President, the Vice President, the Treasurer or any Assistant Treasurer be, and they hereby are, authorized and directed to execute and deliver, on behalf of this Company, to the extent not determined in a Company Order or Supplemental Indenture, a certificate requesting the authentication and delivery of any such Debt Securities and establishing the terms of any tranche of such series or specifying procedures for doing so in accordance with the procedures established in the Indenture; and further

                           RESOLVED, that the Chairman of the Board, the Vice
                  Chairman of the Board, the President, the Vice President, the Treasurer or any Assistant Treasurer and the Secretary or any Assistant Secretary of this Company be, and they hereby are, authorized and directed to execute in accordance with the provisions of the Indenture (the signatures of such officers to be effected either manually or by facsimile, in which case such facsimile is hereby adopted as the signature of such officer thereon), and to deliver to the Approved Trustee under the Indenture, the Debt Securities in the aggregate principal amount of up to $500,000,000 as definitive fully registered bonds without coupons in such denominations as may be permitted under the Indenture; and further

                           RESOLVED, that if any authorized officer of this
                  Company who signs, or whose facsimile signature appears upon, any of the Debt Securities ceases to be such an officer prior to their issuance, the Debt Securities so signed or bearing such facsimile signature shall nevertheless be valid; and further

                           RESOLVED, that, subject as aforesaid, the Approved
                  Trustee be requested to authenticate, by the manual signature of an authorized officer of such Approved Trustee, the Debt Securities and to deliver the same from time to time in accordance with the written order of this Company signed in the name of this Company by its Chairman, President, the Vice President, the Treasurer or any Assistant Treasurer; and further

                           RESOLVED, that Thomas G. Berkemeyer of Hilliard,
                  Ohio, Ann B. Graf of Columbus, Ohio, David C. House of Columbus, Ohio, William E. Johnson of Gahanna, Ohio, and Kevin
                  R. Fease of Pickerington, Ohio, attorneys and employees of American Electric Power Service Corporation, an affiliate of this Company, be, and each of them hereby is, appointed Counsel to render any Opinion of Counsel required by the Indenture in connection with the authentication and delivery of the Debt Securities; and further

                           RESOLVED, that the office of the Approved Trustee
                  hereby is designated as the office or agency of this Company, in accordance with the Indenture, for the payment of the principal of and the interest on the Debt Securities, for the registration, transfer and exchange of Debt Securities and for notices or demands to be served on the Company with respect to the Debt Securities; and further

                           RESOLVED, that the Approved Trustee be appointed the
                  withholding agent and attorney of this Company for the purpose of withholding any and all taxes required to be withheld by the Company under the Federal revenue acts from time to time in force and the Treasury Department regulations pertaining thereto, from interest paid from time to time on the Debt Securities, and is hereby authorized and directed to make any and all payments and reports and to file any and all returns and accompanying certificates with the Federal Government which it may be permitted or required to make or file as such agent under any such revenue act and/or Treasury Department regulation pertaining thereto; and further

                           RESOLVED, that the officers of this Company be, and
                  they hereby are, authorized and directed to effect transfers and exchanges of the Debt Securities, pursuant to the Indenture without charging a sum for any Debt Security issued upon any such transfer or exchange other than a charge in connection with each such transfer or exchange sufficient to cover any tax or other governmental charge in relation thereto; and further

                           RESOLVED, that the Approved Trustee be appointed as
                  Security Registrar in accordance with the Indenture; and further

                           RESOLVED, that the officers of the Company be, and
                  they hereby are, authorized and directed to execute such instruments and papers and to do any and all acts as to them may seem necessary or desirable to carry out the purposes of the foregoing resolutions.

                  The Chairman then stated that one or more insurance companies may insure the payment of principal and interest on certain types of Debt Securities as such payments become due pursuant to a financial guaranty insurance policy ("Insurance Policy"). In this connection, the Company proposes to enter into one or more Insurance Agreements, in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval.

                  Thereupon, after discussion, on motion duly made and seconded, it was unanimously

                           RESOLVED, that the proper officers of the Company be,
                  and they hereby are, authorized to execute and deliver on behalf of the Company one or more Insurance Agreements with an insurance company of their choice, in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; and further

                           RESOLVED, that the proper officers of the Company be,
                  and they hereby are, authorized on behalf of the Company to take such further action and do all other things that any one of them shall deem necessary or appropriate in connection with, the Insurance Policy and the Insurance Agreement.

                  The Chairman then stated that it may be desirable to register or exchange some or all of any Debt Securities that are not registered with the SEC pursuant to the applicable provisions of the Securities Act of 1933 and that it was proposed to accomplish such registration or exchange through a registration rights or exchange agreement (collectively, "Registration Rights Agreement"). In this connection, the Company proposes to enter into one or more Registration Rights Agreements, in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval.

                  Thereupon, after discussion, on motion duly made and seconded, it was unanimously

                           RESOLVED, that the proper officers of the Company be,
                  and they hereby are, authorized to execute and deliver on behalf of the Company one or more Registration Rights Agreements in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; and further

                           RESOLVED, that the proper officers of the Company be,
                  and they hereby are, authorized on behalf of the Company to take such further action and do all other things that any one of them shall deem necessary or appropriate in connection with, the Registration Rights Agreement.


                             AEP TEXAS NORTH COMPANY
                                POWER OF ATTORNEY

                  Each of the undersigned directors or officers of AEP TEXAS NORTH COMPANY, a Texas corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements for the registration thereunder of up to $500,000,000 aggregate principal amount of its Debt Securities comprising unsecured promissory notes (including Junior Subordinated Debentures), or a combination of each, in one or more new series, each series to have a maturity not exceeding 50 years, does hereby appoint E. LINN DRAPER, JR., SUSAN TOMASKY, ARMANDO A. PENA and GEOFFREY S.

CHATAS his true and lawful attorneys, and each of them his true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him and in his name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

                  IN WITNESS WHEREOF the undersigned have hereunto set their hands and seals this 22nd day of January, 2003.


/s/ E. Linn Draper, Jr._____                    /s/ Robert P. Powers________
E. Linn Draper, Jr.        L.S.                 Robert P. Powers            L.S.


/s/ Henry W. Fayne__________                    /s/ Thomas V. Shockley, III_____
Henry W. Fayne             L.S.                 Thomas V. Shockley, III     L.S.


/s/ Thomas M. Hagan_________                    /s/ Susan Tomasky_______________
Thomas M. Hagan            L.S.                 Susan Tomasky               L.S.


/s/ Armando A. Pena_________
Armando A. Pena            L.S.